250 Glen Street
Glens Falls, NY 12801

NASDAQ® Symbol: “AROW“
Website: arrowfinancial.com

Media Contact: Rachael Murray
P: (518) 742-6505
E: rachael.murray@arrowbank.com

FOR IMMEDIATE RELEASE

Arrow Reports 2nd Quarter Net Income of $10.8 Million, or $0.65 per Share, and Declares 3rd Quarter Dividend of $0.29 per Share

GLENS FALLS, N.Y. (July 24, 2025) – Arrow Financial Corporation (NasdaqGS® – AROW) ("Arrow" or "the Company") announced financial results for the three-month period ended June 30, 2025. Reported net income for the second quarter of 2025 was $10.8 million and fully diluted earnings per share ("EPS") was $0.65, versus net income of $6.3 million and EPS of $0.38 for the first quarter of 2025.

The Board of Directors of Arrow declared a quarterly cash dividend of $0.29 per share, an increase of $0.01 or 3.6% from the prior quarter, payable August 25, 2025 to shareholders of record as of August 11, 2025.

This quarter's results include approximately $1.1 million ($0.05 per share) of non-core unification costs related to Arrow’s system conversion and operational merger of its two banking subsidiaries, which were successfully completed in July 2025.

This Earnings Release and related commentary should be read in conjunction with the Company's July 24, 2025 Form 8-K and related Second Quarter 2025 Investor Presentation, which can also be found on Arrow's website: arrowfinancial.com/documents/investor-presentations.

Arrow President and CEO David S. DeMarco:

"We delivered strong second-quarter results, including return on average assets reaching 1.00%, with net interest margin and other key metrics approaching our strong historic levels. Simultaneously, we recently successfully completed our bank unification by consolidating our multi-bank systems and bank software applications into a single core banking platform, the last major milestone in our rebrand to Arrow Bank. This was an important step on our path toward improving customer experience and gaining operational efficiencies, further solidifying our position as a premier community bank under a strong, single recognizable brand. Our amazing team worked incredibly hard to make this transition as easy as possible for our customers, and I want to extend my deepest appreciation for their unwavering commitment and care. As we look ahead, Arrow is poised to advance our strategic priorities and continue to deliver value for our communities and shareholders"

Second-Quarter Highlights and Key Metrics

•Net Income of $10.8 million (EPS of $0.65)
•Record Net Interest Income of $32.5 million
•Net Interest Margin improved to 3.15% (3.16% FTE1), up from 3.07% (3.08% FTE) in the prior quarter
1 FTE Net interest margin is a non-GAAP measure. See reconciliation on Note 3 to the Selected Quarterly Information.

•Return on Average Assets (ROA) improved to 1.00%
•Excluding unification related expenses, ROA was 1.08%
•Loan-to-Deposit ratio of 87.2%
•Quarter-end loan exit rates2 increased to 5.51% at June 30, 2025 vs. 5.45% at March 31, 2025
•Tangible Book Value per share increased to $23.23
•Repurchased $5.1 million of shares (196,497 shares at an average cost of $26.06 per share)
•Additional $5.0 million authorized for potential future share repurchases

Income Statement

•Net Income: Net income for the second quarter of 2025 was $10.8 million, increasing from $6.3 million in the first quarter of 2025.
◦Compared to the prior quarter, net income benefited from an increase of $1.2 million in net interest income, a decrease in the provision for credit losses of $4.4 million and a slight decrease in non-interest expense of $0.4 million.

•Net Interest Income: Net interest income for the second quarter of 2025 was $32.5 million, increasing 3.8% from the first quarter of 2025.
◦Total interest and dividend income was $51.6 million for the second quarter of 2025, an increase from $50.4 million in the first quarter of 2025. Interest expense for the second quarter of 2025 was $19.0 million, consistent with the first quarter of 2025.

•Net Interest Margin: Net interest margin, on an FTE basis, for the second quarter of 2025 increased to 3.16%, compared to 3.08% for the first quarter of 2025. The increase in net interest margin compared to the first quarter of 2025 was primarily the result of continued yield expansion on earning assets combined with the moderating cost of interest-bearing liabilities.

	Three Months Ended
	(Dollars in Thousands)
	June 30, 2025	March 31, 2025	June 30, 2024
Interest and Dividend Income	$51,573	$50,366	$47,972
Interest Expense	19,040	19,009	20,820
Net Interest Income	32,533	31,357	27,152
Average Earning Assets(A)	4,142,993	4,143,939	4,083,813
Average Interest-Bearing Liabilities	3,191,906	3,184,196	3,127,417

Yield on Earning Assets(A)	4.99%	4.93%	4.72%
Cost of Interest-Bearing Liabilities	2.39	2.42	2.68
Net Interest Spread	2.60	2.51	2.04
Net Interest Margin	3.15	3.07	2.67
Net Interest Margin - FTE	3.16	3.08	2.69

(A) Includes Nonaccrual Loans.

•Provision for Credit Losses: For the second quarter of 2025, the provision for credit losses was $0.6 million compared to $5.0 million in the first quarter of 2025. The sizeable quarter-over-quarter decrease in the second quarter provision reflects the recognition of a specific reserve on a large commercial loan participation in the first quarter of 2025.

•Non-Interest Income: Non-interest income for the three months ended June 30, 2025, was $7.6 million, a decrease from $7.8 million in the first quarter of 2025. Revenue related to wealth
2 The “loan exit rate” is the point in time interest rate in effect at the end of the reporting period.

management decreased from the prior quarter as a result of weaker overall market performance. Interchange fees improved in the second quarter from the linked quarter. Other operating income was negatively affected by small valuation adjustments to other assets.

•Non-Interest Expense: Non-interest expense for the second quarter of 2025 was $25.7 million, a decrease from $26.0 million in the first quarter of 2025. The second quarter of 2025 included unification expenses of approximately $1.1 million as compared to $0.6 million in the first quarter of 2025. The unification expenses were primarily comprised of project management and information technology costs related to the July 2025 system conversion. Arrow continues to focus on overall expense management.

•Provision for Income Taxes: The provision for income taxes and effective tax rate were $3.1 million and 22.2%, respectively, for the second quarter of 2025, and $1.8 million and 22.4%, respectively, for the first quarter of 2025.

Balance Sheet

•Total Assets: Total assets were $4.4 billion at June 30, 2025, a decrease of $34.2 million, or 0.8%, as compared to March 31, 2025. For the second quarter of 2025, overall change in the balance sheet was primarily attributable to fluctuations in cash balances, maturities of investments and growth in the loan portfolio.

•Investments: Total investments were $528.4 million as of June 30, 2025, a decrease of $24.6 million, or 4.4%, compared to March 31, 2025. The decrease from March 31, 2025 was driven primarily by paydowns and maturities. There were no credit quality issues related to the investment portfolio.

•Loans3: Total loans were $3.4 billion as of June 30, 2025. Loan growth for the second quarter of 2025 was $7.9 million. Loan growth was primarily driven by an increase in residential real estate loans and to a lesser extent by commercial loan relationships. Please see the loan detail included in the Consolidated Financial Information table on page 12.

•Allowance for Credit Losses: The allowance for credit losses was $34.2 million as of June 30, 2025, which represented 1.00% of loans outstanding, as compared to $37.8 million, or 1.11%, at March 31, 2025. The decrease in the allowance for credit losses was primarily driven by the recognition of a specific reserve of $3.75 million in the first quarter of 2025 and subsequent charge-off of the reserved loan balances during the second quarter. The remaining loan balance has been reclassified to Other Assets after the participating banks assumed control of the collateral properties and appointed a property manager to manage the day-to-day activities while exploring further options. The properties itself are being held in an unconsolidated LLC in which Arrow has an ownership interest equivalent to its rights under the former loan participation. As previously disclosed, the properties are generating positive cash flow and a majority is tenant occupied. Net charge-offs, expressed as an annualized percentage of average loans outstanding, were 0.49% for the three-month period ended June 30, 2025, as compared to 0.10% for the three-month period ended March 31, 2025. The increase was the result of the charge-off of the previously reserved commercial loan participation. Nonperforming assets were $7.0 million as of June 30, 2025, representing 0.16% of period-end assets, compared to 0.44% at March 31, 2025.

•Deposits: At June 30, 2025, deposit balances were $3.9 billion, a decrease of $38.8 million from March 31, 2025. The change from March 31, 2025 was primarily attributable to the seasonality of municipal deposits. Please refer to page 7 for further details related to deposits.

3 Excludes both $3.2 million fair value hedge adjustment at June 30, 2025 and $3.3 million fair value hedge adjustment at March 31, 2025.

•Capital: Total stockholders’ equity was $408.5 million at June 30, 2025, an increase of $4.1 million, or 1.0%, from March 31, 2025. The increase from March 31, 2025 was primarily attributable to net income of $10.8 million and other comprehensive income of $2.6 million offset by dividends of $4.7 million and share repurchases of $5.1 million and other stock-based activity. Arrow's regulatory capital ratios remain strong. As of June 30, 2025, Arrow's Common Equity Tier 1 Capital Ratio was 12.73% and Total Risk-Based Capital Ratio was 14.51%. Regulatory capital ratios are estimated, subject to finalization as part of the current quarter Call Report. The capital ratios of Arrow and its subsidiary bank continued to exceed the “well capitalized” regulatory standards.

Additional Commentary

•BauerFinancial Ratings: Arrow Bank National Association ("Arrow Bank") received a 5-Star Superior rating from BauerFinancial, Inc., the nation’s premier bank rating firm. Arrow Bank has earned this designation for 73 consecutive quarters, securing its prominent position as an “Exceptional Performance Bank.”
——————

About Arrow: Arrow Financial Corporation is a holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. The Company is the parent of Arrow Bank, a full-service commercial bank, and Upstate Agency, LLC, a comprehensive insurance agency. Other subsidiaries include North Country Investment Advisers, Inc.

Non-GAAP Financial Measures Reconciliation: In addition to presenting information in conformity with accounting principles generally accepted in the United States of America (GAAP), this news release contains financial information determined by methods other than GAAP (non-GAAP). The following measures used in this release, which are commonly utilized by financial institutions, have not been specifically exempted by the Securities and Exchange Commission ("SEC") and may constitute "non-GAAP financial measures" within the meaning of the SEC's rules. Certain non-GAAP financial measures include: tangible book value, tangible equity, return on tangible equity, tax-equivalent adjustment and related net interest income, tax-equivalent net interest margin and the efficiency ratio. Management believes that the non-GAAP financial measures disclosed by Arrow from time to time are useful in evaluating Arrow's performance and that such information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Non-GAAP financial measures may differ from similar measures presented by other companies. See the reconciliation of GAAP to non-GAAP measures in the section "Selected Quarterly Information."

Safe Harbor Statement: The information contained in this news release may contain statements that are not historical in nature but rather are based on management’s beliefs, assumptions, expectations, estimates and projections about the future. These statements may be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, involving a degree of uncertainty and attendant risk. In the case of all forward-looking statements, actual outcomes and results may differ materially from what the statements predict or forecast, explicitly or by implication. Arrow undertakes no obligation to revise or update these forward-looking statements to reflect the occurrence of unanticipated events. This News Release should be read in conjunction with Arrow’s Annual Report on Form 10-K for the year ended December 31, 2024, and other filings with the SEC.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts - Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
INTEREST AND DIVIDEND INCOME
Interest and Fees on Loans	$45,600	$42,141	$90,150	$82,517
Interest on Deposits at Banks	1,622	2,185	3,243	4,632
Interest and Dividends on Investment Securities:
Fully Taxable	3,790	3,009	7,398	6,195
Exempt from Federal Taxes	561	637	1,148	1,305
Total Interest and Dividend Income	51,573	47,972	101,939	94,649
INTEREST EXPENSE
Interest-Bearing Checking Accounts	1,941	1,903	3,744	3,544
Savings Deposits	9,367	10,571	18,850	20,801
Time Deposits over $250,000	1,726	1,869	3,537	3,842
Other Time Deposits	5,793	5,074	11,322	10,157
Borrowings	—	1,186	167	2,262
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	171	170	340	341
Interest on Financing Leases	42	47	89	95
Total Interest Expense	19,040	20,820	38,049	41,042
NET INTEREST INCOME	32,533	27,152	63,890	53,607
Provision for Credit Losses	594	775	5,613	1,392
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	31,939	26,377	58,277	52,215
NON-INTEREST INCOME
Income From Fiduciary Activities	2,398	2,451	4,933	4,908
Fees for Other Services to Customers	2,787	2,706	5,387	5,249
Insurance Commissions	1,804	1,662	3,630	3,344
Net (Loss) Gain on Securities	(40)	54	277	71
Net Gain on Sales of Loans	213	5	314	9
Other Operating Income	447	978	907	2,133
Total Non-Interest Income	7,609	7,856	15,448	15,714
NON-INTEREST EXPENSE
Salaries and Employee Benefits	14,086	13,036	27,641	25,929
Occupancy Expenses, Net	1,952	1,774	3,974	3,545
Technology and Equipment Expense	5,589	4,734	10,676	9,554
FDIC Assessments	649	698	1,319	1,413
Other Operating Expense	3,376	3,076	8,087	6,889
Total Non-Interest Expense	25,652	23,318	51,697	47,330
INCOME BEFORE PROVISION FOR INCOME TAXES	13,896	10,915	22,028	20,599
Provision for Income Taxes	3,091	2,311	4,913	4,335
NET INCOME	$10,805	$8,604	$17,115	$16,264
Average Shares Outstanding:
Basic	16,545	16,685	16,611	16,764
Diluted	16,551	16,709	16,618	16,789
Per Common Share:
Basic Earnings	$0.65	$0.52	$1.03	$0.97
Diluted Earnings	0.65	0.52	1.03	0.97

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts - Unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Cash and Due From Banks	$40,976	$27,422
Interest-Bearing Deposits at Banks	227,472	127,124
Investment Securities:
Available-for-Sale at Fair Value	447,678	463,111
Held-to-Maturity (Fair Value of $70,027 at June 30, 2025 and $96,586 at December 31, 2024)	70,828	98,261
Equity Securities	5,332	5,055
Other Investments	4,557	4,353
Loans	3,424,754	3,394,541
Allowance for Credit Losses	(34,191)	(33,598)
Net Loans	3,390,563	3,360,943
Premises and Equipment, Net	60,701	59,717
Goodwill	23,789	23,789
Other Intangible Assets, Net	1,870	2,058
Other Assets	140,953	134,515
Total Assets	$4,414,719	$4,306,348
LIABILITIES
Noninterest-Bearing Deposits	736,535	702,978
Interest-Bearing Checking Accounts	884,130	810,834
Savings Deposits	1,484,666	1,520,024
Time Deposits over $250,000	179,254	191,962
Other Time Deposits	644,745	602,132
Total Deposits	3,929,330	3,827,930
Borrowings	8,600	8,600
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	20,000
Finance Leases	4,969	5,005
Other Liabilities	43,314	43,912
Total Liabilities	4,006,213	3,905,447
STOCKHOLDERS’ EQUITY
Preferred Stock, $1 Par Value and 1,000,000 Shares Authorized at June 30, 2025 and December 31, 2024	—	—
Common Stock, $1 Par Value; 30,000,000 Shares Authorized (22,066,559 Shares Issued at June 30, 2025 and December 31, 2024)	22,067	22,067
Additional Paid-in Capital	413,880	413,476
Retained Earnings	84,970	77,215
Accumulated Other Comprehensive Loss	(10,889)	(18,453)
Treasury Stock, at Cost (5,582,833 Shares at June 30, 2025 and 5,323,638 Shares at December 31, 2024)	(101,522)	(93,404)
Total Stockholders’ Equity	408,506	400,901
Total Liabilities and Stockholders’ Equity	$4,414,719	$4,306,348

Arrow Financial Corporation
Selected Quarterly Information
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Quarter Ended	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
Net Income	$10,805	$6,310	$4,470	$8,975	$8,604

Share and Per Share Data:
Period End Shares Outstanding	16,484	16,670	16,743	16,734	16,723
Basic Average Shares Outstanding	16,545	16,665	16,718	16,710	16,685
Diluted Average Shares Outstanding	16,551	16,673	16,739	16,742	16,709
Basic Earnings Per Share	$0.65	$0.38	$0.26	$0.54	$0.52
Diluted Earnings Per Share	0.65	0.38	0.27	0.53	0.52
Cash Dividend Per Share	0.28	0.28	0.28	0.27	0.27

Selected Quarterly Average Balances:
Interest-Bearing Deposits at Banks	$145,473	$146,023	$233,469	$154,937	$159,336
Investment Securities	582,380	591,841	579,107	590,352	644,192
Loans	3,415,140	3,406,075	3,354,463	3,329,873	3,280,285
Deposits	3,849,093	3,825,124	3,847,691	3,672,128	3,678,957
Other Borrowed Funds	33,579	48,375	49,090	134,249	131,537
Stockholders' Equity	406,529	404,394	393,696	387,904	378,256
Total Assets	4,332,339	4,324,917	4,339,833	4,245,597	4,237,359
Return on Average Assets, annualized	1.00%	0.59%	0.41%	0.84%	0.82%
Return on Average Equity, annualized	10.66%	6.33%	4.52%	9.20%	9.15%
Return on Average Tangible Equity, annualized [1]	11.38%	6.76%	4.84%	9.79%	9.74%
Average Earning Assets	$4,142,993	$4,143,939	$4,167,039	$4,075,162	$4,083,813
Average Paying Liabilities	3,191,906	3,184,196	3,185,215	3,085,066	3,127,417
Interest Income	51,573	50,366	50,901	49,443	47,972
Tax-Equivalent Adjustment [2]	148	155	157	149	163
Interest Income, Tax-Equivalent [2]	51,721	50,521	51,058	49,592	48,135
Interest Expense	19,040	19,009	21,214	21,005	20,820
Net Interest Income	32,533	31,357	29,687	28,438	27,152
Net Interest Income, Tax-Equivalent [2]	32,681	31,512	29,844	28,587	27,315
Net Interest Margin, annualized	3.15%	3.07%	2.83%	2.78%	2.67%
Net Interest Margin, Tax-Equivalent, annualized [2]	3.16%	3.08%	2.85%	2.79%	2.69%

Efficiency Ratio Calculation: [3]
Non-Interest Expense	$25,652	$26,045	$25,838	$24,100	$23,318
Less: Intangible Asset Amortization	80	81	89	78	40
Net Non-Interest Expense	$25,572	$25,964	$25,749	$24,022	$23,278
Net Interest Income, Tax-Equivalent	$32,681	$31,512	$29,844	$28,587	$27,315
Non-Interest Income	7,609	7,839	4,227	8,133	7,856
Less: Net Gain(loss) on Securities	(40)	317	(3,072)	94	54
Net Gross Income	$40,330	$39,034	$37,143	$36,626	$35,117
Efficiency Ratio	63.41%	66.52%	69.32%	65.59%	66.29%

Period-End Capital Information:
Total Stockholders' Equity (i.e. Book Value)	$408,506	$404,409	$400,901	$393,311	$383,018
Book Value per Share	24.78	24.26	23.94	23.50	22.90
Goodwill and Other Intangible Assets, net	25,659	25,743	25,847	25,979	22,800
Tangible Book Value per Share [1]	23.23	22.72	22.40	21.95	21.54

Capital Ratios:[4]
Tier 1 Leverage Ratio	9.64%	9.61%	9.60%	9.78%	9.74%
Common Equity Tier 1 Capital Ratio	12.73%	12.59%	12.71%	12.77%	12.88%
Tier 1 Risk-Based Capital Ratio	13.37%	13.23%	13.35%	13.41%	13.53%
Total Risk-Based Capital Ratio	14.51%	14.48%	14.47%	14.46%	14.57%

Arrow Financial Corporation
Selected Quarterly Information - Continued
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Footnotes:

1.	Non-GAAP Financial Measure Reconciliation: Tangible Book Value, Tangible Equity, and Return on Tangible Equity exclude goodwill and other intangible assets, net from total equity. These are non-GAAP financial measures, which Arrow believes provide investors with information that is useful in understanding its financial performance.
		6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
	Total Stockholders' Equity (GAAP)	$408,506	$404,409	$400,901	$393,311	$383,018
	Less: Goodwill and Other Intangible assets, net	25,659	25,743	25,847	25,979	22,800
	Tangible Equity (Non-GAAP)	$382,847	$378,666	$375,054	$367,332	$360,218

	Period End Shares Outstanding	16,484	16,670	16,743	16,734	16,723
	Tangible Book Value per Share (Non-GAAP)	$23.23	$22.72	$22.40	$21.95	$21.54
	Net Income	10,805	6,310	4,470	8,975	8,604
	Return on Tangible Equity (Net Income/Tangible Equity - Annualized)	11.38%	6.76%	4.84%	9.79%	9.74%

2.	Non-GAAP Financial Measure Reconciliation: Net Interest Margin is the ratio of annualized tax-equivalent net interest income to average earning assets. This is also a non-GAAP financial measure, which Arrow believes provides investors with information that is useful in understanding its financial performance.
		6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
	Interest Income (GAAP)	$51,573	$50,366	$50,901	$49,443	$47,972
	Add: Tax-Equivalent adjustment (Non-GAAP)	148	155	157	149	163
	Interest Income - Tax Equivalent (Non-GAAP)	$51,721	$50,521	$51,058	$49,592	$48,135
	Net Interest Income (GAAP)	$32,533	$31,357	$29,687	$28,438	$27,152
	Add: Tax-Equivalent adjustment (Non-GAAP)	148	155	157	149	163
	Net Interest Income - Tax Equivalent (Non-GAAP)	$32,681	$31,512	$29,844	$28,587	$27,315
	Average Earning Assets	$4,142,993	$4,143,939	$4,167,039	$4,075,162	$4,083,813
	Net Interest Margin (Non-GAAP)*	3.16%	3.08%	2.85%	2.79%	2.69%

3.	Non-GAAP Financial Measure Reconciliation: Financial Institutions often use the "efficiency ratio", a non-GAAP ratio, as a measure of expense control. Arrow believes the efficiency ratio provides investors with information that is useful in understanding its financial performance. Arrow defines efficiency ratio as the ratio of non-interest expense to net gross income (which equals tax-equivalent net interest income plus non-interest income, as adjusted).

4.
For the current quarter, all of the regulatory capital ratios as well as the Total Risk-Weighted Assets are calculated in accordance with bank regulatory capital rules. The June 30, 2025 CET1 ratio listed in the tables (i.e., 12.73%) exceeds the sum of the required minimum CET1 ratio plus the fully phased-in Capital Conservation Buffer (i.e., 7.00%). Regulatory capital ratios are estimated, subject to finalization as part of the current quarter Call Report.

		6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
	Total Risk Weighted Assets	$3,121,451	$3,143,547	$3,126,364	$3,110,178	$3,072,922
	Common Equity Tier 1 Capital	397,432	395,900	397,285	397,122	395,691
	Common Equity Tier 1 Ratio	12.73%	12.59%	12.71%	12.77%	12.88%

* Quarterly ratios have been annualized.

Arrow Financial Corporation
Average Consolidated Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands - Unaudited)

Quarter Ended:	June 30, 2025			June 30, 2024
		Interest	Rate		Interest	Rate
	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Paid	Balance	Expense	Paid
Interest-Bearing Deposits at Banks	$145,473	$1,622	4.47%	$159,336	$2,185	5.52%
Investment Securities:
Fully Taxable	496,614	3,790	3.06	530,869	3,009	2.28
Exempt from Federal Taxes	85,766	561	2.62	113,323	637	2.26
Loans (1)	3,415,140	45,600	5.36	3,280,285	42,141	5.17
Total Earning Assets (1)	4,142,993	51,573	4.99	4,083,813	47,972	4.72
Allowance for Credit Losses	(35,238)			(31,459)
Cash and Due From Banks	29,267			28,611
Other Assets	195,317			156,394
Total Assets	$4,332,339			$4,237,359
Deposits:
Interest-Bearing Checking Accounts	$845,041	1,941	0.92	$832,087	1,903	0.92
Savings Deposits	1,494,930	9,367	2.51	1,487,062	10,571	2.86
Time Deposits of $250,000 or More	179,980	1,726	3.85	172,655	1,869	4.35
Other Time Deposits	638,376	5,793	3.64	504,076	5,074	4.05
Total Interest-Bearing Deposits	3,158,327	18,827	2.39	2,995,880	19,417	2.61
Borrowings	8,601	—	—	106,502	1,186	4.48
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	171	3.43	20,000	170	3.42
Finance Leases	4,978	42	3.38	5,035	47	3.75
Total Interest-Bearing Liabilities	3,191,906	19,040	2.39	3,127,417	20,820	2.68
Noninterest-Bearing Deposits	690,766			683,077
Other Liabilities	43,138			48,609
Total Liabilities	3,925,810			3,859,103
Stockholders’ Equity	406,529			378,256
Total Liabilities and Stockholders’ Equity	$4,332,339			$4,237,359
Net Interest Income		$32,533			$27,152
Net Interest Spread			2.60%			2.04%
Net Interest Margin			3.15%			2.67%

(1) Includes Nonaccrual Loans.

Arrow Financial Corporation
Average Consolidated Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands - Unaudited)

Quarter Ended:	June 30, 2025			March 31, 2025
		Interest	Rate		Interest	Rate
	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Paid	Balance	Expense	Paid
Interest-Bearing Deposits at Banks	$145,473	$1,622	4.47%	$146,023	$1,621	4.50%
Investment Securities:
Fully Taxable	496,614	3,790	3.06	499,903	3,608	2.93
Exempt from Federal Taxes	85,766	561	2.62	91,938	587	2.59
Loans (1)	3,415,140	45,600	5.36	3,406,075	44,550	5.30
Total Earning Assets (1)	4,142,993	51,573	4.99	4,143,939	50,366	4.93
Allowance for Credit Losses	(35,238)			(33,691)
Cash and Due From Banks	29,267			31,515
Other Assets	195,317			183,154
Total Assets	$4,332,339			$4,324,917
Deposits:
Interest-Bearing Checking Accounts	$845,041	1,941	0.92	$840,571	1,803	0.87
Savings Deposits	1,494,930	9,367	2.51	1,515,961	9,483	2.54
Time Deposits of $250,000 or More	179,980	1,726	3.85	186,159	1,811	3.95
Other Time Deposits	638,376	5,793	3.64	593,130	5,529	3.78
Total Interest-Bearing Deposits	3,158,327	18,827	2.39	3,135,821	18,626	2.41
Borrowings	8,601	—	—	23,378	167	2.90
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	171	3.43	20,000	169	3.43
Finance Leases	4,978	42	3.38	4,997	47	3.81
Total Interest-Bearing Liabilities	3,191,906	19,040	2.39	3,184,196	19,009	2.42
Noninterest-Bearing Deposits	690,766			689,303
Other Liabilities	43,138			47,024
Total Liabilities	3,925,810			3,920,523
Stockholders’ Equity	406,529			404,394
Total Liabilities and Stockholders’ Equity	$4,332,339			$4,324,917
Net Interest Income		$32,533			$31,357
Net Interest Spread			2.60%			2.51%
Net Interest Margin			3.15%			3.07%

(1) Includes Nonaccrual Loans.

Arrow Financial Corporation
Average Consolidated Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands - Unaudited)

Year to Date Period Ended:	June 30, 2025			June 30, 2024
		Interest	Rate		Interest	Rate
	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Paid	Balance	Expense	Paid
Interest-Bearing Deposits at Banks	$145,746	$3,243	4.49%	$168,894	$4,632	5.52%
Investment Securities:
Fully Taxable	498,250	7,398	2.99	540,704	6,195	2.30
Exempt from Federal Taxes	88,835	1,148	2.61	116,945	1,305	2.24
Loans (1)	3,410,632	90,150	5.33	3,258,063	82,517	5.09
Total Earning Assets (1)	4,143,463	101,939	4.96	4,084,606	94,649	4.66
Allowance for Credit Losses	(34,469)			(31,437)
Cash and Due From Banks	30,385			29,207
Other Assets	189,269			159,046
Total Assets	$4,328,648			$4,241,422
Deposits:
Interest-Bearing Checking Accounts	$842,818	3,744	0.90	$831,502	3,544	0.86
Savings Deposits	1,505,387	18,850	2.53	1,484,031	20,801	2.82
Time Deposits of $250,000 or More	183,053	3,537	3.90	174,991	3,842	4.42
Other Time Deposits	615,878	11,322	3.71	500,444	10,157	4.08
Total Interest-Bearing Deposits	3,147,136	37,453	2.40	2,990,968	38,344	2.58
Borrowings	15,949	167	2.11	101,743	2,262	4.47
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	340	3.43	20,000	341	3.43
Finance Leases	4,987	89	3.60	5,042	95	3.79
Total Interest-Bearing Liabilities	3,188,072	38,049	2.41	3,117,753	41,042	2.65
Noninterest-Bearing Deposits	690,039			695,171
Other Liabilities	45,069			49,648
Total Liabilities	3,923,180			3,862,572
Stockholders’ Equity	405,468			378,850
Total Liabilities and Stockholders’ Equity	$4,328,648			$4,241,422

Net Interest Income		$63,890			$53,607
Net Interest Spread			2.55%			2.01%
Net Interest Margin			3.11%			2.64%

(1) Includes Nonaccrual Loans.

Arrow Financial Corporation
Consolidated Financial Information
(Dollars in Thousands - Unaudited)

Quarter Ended:	6/30/2025	12/31/2024
Loan Portfolio
Commercial Loans	$162,203	$158,991
Commercial Real Estate Loans	808,166	796,365
Subtotal Commercial Loan Portfolio	970,369	955,356
Consumer Loans	1,109,272	1,118,981
Residential Real Estate Loans	1,345,113	1,320,204
Total Loans	$3,424,754	$3,394,541
Allowance for Credit Losses
Allowance for Credit Losses, Beginning of Quarter	$37,771	$31,262
Loans Charged-off	(5,062)	(1,333)
Less Recoveries of Loans Previously Charged-off	888	815
Net Loans Charged-off	(4,174)	(518)
Provision for Credit Losses	594	2,854
Allowance for Credit Losses, End of Quarter	$34,191	$33,598
Nonperforming Assets
Nonaccrual Loans	$5,550	$20,621
Loans Past Due 90 or More Days and Accruing	855	398
Loans Restructured and in Compliance with Modified Terms	12	20
Total Nonperforming Loans	6,417	21,039
Repossessed Assets	590	382
Other Real Estate Owned	—	76
Total Nonperforming Assets	$7,007	$21,497

Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Quarter-to-date Annualized	0.49%	0.06%
Provision for Credit Losses to Average Loans, Quarter-to-date Annualized	0.07%	0.34%
Allowance for Credit Losses to Period-End Loans	1.00%	0.99%
Allowance for Credit Losses to Period-End Nonperforming Loans	532.82%	159.69%
Nonperforming Loans to Period-End Loans	0.19%	0.62%
Nonperforming Assets to Period-End Assets	0.16%	0.50%

Year-to-Date Period Ended:	6/30/2025	12/31/2024
Allowance for Credit Losses
Allowance for Credit Losses, Beginning of Year	$33,598	$31,265
Loans Charged-off	(6,613)	(5,895)
Less Recoveries of Loans Previously Charged-off	1,593	3,048
Net Loans Charged-off	(5,020)	(2,847)
Provision for Credit Losses	5,613	5,180
Allowance for Credit Losses, End of Period	$34,191	$33,598

Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Annualized	0.30%	0.09%
Provision for Loan Losses to Average Loans, Annualized	0.33%	0.16%